QNB CORP.

2023 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

1.  Purpose.  The purpose of the QNB Corp. 2023 Non-Employee Director Compensation Plan (the “Plan”) is to advance the interests of QNB Corp. (the “Company”) by attracting qualified individuals to serve as directors of the Company and more closely aligning the interests of the Company and its shareholders with (i) members of the board of directors of the Company (the “Board”) who are not employees of the Company or any Subsidiary (as defined in Section 3(g)) or (ii) members of the board of directors of any Subsidiary designated by resolution of the Board to participate in this Plan who are not employees of the Company or any Subsidiary (collectively, the “Non-Employee Directors”). Accordingly, the Plan requires all Non-Employee Directors to receive a material portion of the annually established compensation in shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”). Common Stock issuable under the Plan may be either authorized but unissued shares, treasury shares, or shares purchased in the open market.

2.  Administration. The Plan shall be administered by the Compensation Committee of the Board (the “Committee”). The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may delegate to other officers or employees of the Company its duties for the day-to-day administration of the Plan. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3.  Participation; Annual Non‑Employee Director Compensation; Certain Definitions.

(a)  Each Non-Employee Director shall participate in the Plan.

(b)  The Committee and the Board shall annually determine the amount of cash compensation payable to Non-Employee Directors.

(c)  In addition to cash compensation payable annually to Non-Employee Directors as determined in accordance with Section 3(b), commencing with the six-month period ending June 30, 2023, each Non-Employee Director shall receive, in arrears, a semi-annual grant of such number of shares of Common Stock determined by dividing (i) the Semi-Annual Stock Payment Amount (as defined in Section 3(f)), by (ii) the Common Stock Market Value (as defined in Section 3(e)) as of the close of business on either (A) June 30 of each year with respect to the Common Stock Market Value determination for each six-month period ending June 30 of such year and (B) December 31 of each year with respect to the Common Stock Market Value determination for each six-month period ending December 31 of such year.

(d)  Payments of cash compensation to Non-Employee Directors in accordance with Section 3(a) shall be paid at such times as determined by the Committee. Payments of stock compensation to Non-Employee Directors in accordance with Section 3(b) shall be payable

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within thirty (30) days of the end of each applicable six-month period, unless otherwise determined by the Committee. Payments of stock compensation shall only be made to Non-Employee Directors in office on an applicable payment date.

(e)  For purposes of the Plan, “Common Stock Market Value” shall mean, as of any date, the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Common Stock Market Value shall be the closing price of a share of Common Stock (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as publicly reported. In the absence of an established market for the Common Stock, the Common Stock Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

(f)  For purposes of the Plan, “Semi-Annual Stock Payment Amount” means Four Thousand Dollars ($4,000.00), or such other amount as may be determined by the Committee and approved by the Board.

(g)  For purposes of the Plan, “Subsidiary” means any corporation, joint venture, or other business entity of which (i), if a corporation, a majority of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof or (ii), if a joint venture or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

4.  Number of Shares of Common Stock Issuable Under the Plan. The maximum number of shares of Common Stock that may be issued under the Plan shall be fifty thousand (50,000); provided, however, that if the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the shares issuable under the Plan, including the maximum number of shares that may be issued under the Plan, or any other number of shares referred to in the Plan shall be appropriately increased, decreased or changed in like manner.

5.  Miscellaneous Provisions.

(a)  Neither the Plan nor any action taken hereunder shall be construed as giving any Non‑Employee Director any right to be nominated or elected as a director of the Company or any Subsidiary, or to continue to serve in any such capacity.

(b)  A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death, by will or the laws of descent and

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distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c)  The amounts to be paid to Non-Employee Directors under the Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Non-Employee Directors shall not have any preference or security interest in any assets of the Company other than as general unsecured creditors.

(d)  The Plan shall be binding on the Company and its successors and assigns.

(e)  By accepting any Common Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, the Committee, a Subsidiary, or the board of directors or any committee of any Subsidiary.

(f)  The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. The provisions of this Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles.

(g)  The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, to the extent applicable, and shall be interpreted accordingly. Notwithstanding the foregoing, the Company makes no representation or covenants that any compensation paid or awarded under the Plan will comply with Section 409A.

(h)  Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

(i)  The Company may place a legend on certificates for shares of Common Stock issued under the Plan, or appropriate stop orders on the Company’s books and records, relating to applicable securities laws or any other applicable restrictions on transfer.

6.  Amendment.  The Plan may be amended at any time and from time to time by resolution of the Board in any manner as the Board shall deem advisable. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock issued prior to the amendment without such participant’s written consent.

7.  Termination.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)  the date of adoption of a resolution of the Board terminating the Plan; or

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(b)  the date on which no additional shares are available for issuance under the Plan; or

(c)  the date that is ten (10) years from the Effective Date of the Plan as set forth in Section 10.

No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any shares of Common Stock theretofore earned and issuable under the Plan.

8.  Effective Date.  The Plan shall be effective as of January 1, 2023.

Dated:  October 31, 2022

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